As filed with the Securities and Exchange Commission on April 24, 2008
Registration No. 333-117626

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
QUALCOMM INCORPORATED

(Exact name of registrant as specified in its charter)

DELAWARE	95-3685934

(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
5775 MOREHOUSE DRIVE
SAN DIEGO, CALIFORNIA 92121
858-587-1121

(Address of principal executive offices)
QUALCOMM INCORPORATED 1991 STOCK OPTION PLAN
QUALCOMM INCORPORATED 1998 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN
QUALCOMM INCORPORATED 2001 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

(Full titles of the plans)
PAUL E. JACOBS
CHIEF EXECUTIVE OFFICER
QUALCOMM INCORPORATED
5775 MOREHOUSE DRIVE
SAN DIEGO, CALIFORNIA 92121
858-587-1121

(Name and address of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SHARES
     Effective as of December 5, 2005, QUALCOMM Incorporated (the “Registrant”) adopted the QUALCOMM Incorporated 2006 Long-Term Incentive Plan, as amended (the “2006 LTIP”), which is the successor to the QUALCOMM Incorporated 1991 Stock Option Plan, the 1998 Non-Employee Directors’ Stock Option Plan and the 2001 Non-Employee Directors’ Stock Option Plan (the “Prior Plans”). This post-effective amendment to the Registrant’s Registration Statements on Form S-8 listed below (collectively, the “Prior Registration Statements”) is filed to deregister 1,026,447 shares previously registered under 1) the 1991 Stock Option Plan (964,780 shares), 2) the 2001 Non-Employee Directors’ Stock Option Plan (41,667 shares), and 3) the 1998 Non-Employee Directors’ Stock Option Plan (20,000 shares), for which the Registration Statements had remained in effect with respect to outstanding options previously granted under the Prior Plans. The 1,026,447 shares deregistered by this post-effective amendment will be registered by means of a Registration Statement on Form S-8 that will be filed simultaneously with this Registration Statement for the 2006 LTIP. The associated registration fees previously paid on these shares under the Prior Registration Statements are carried forward to cover the registration fee necessary to register shares issuable under the Registrant’s 2006 LTIP. The Prior Registration Statements will remain in effect to cover the potential exercise of outstanding stock options.
1.	Registration Statement No. 33-45083 filed January 16, 1992;

2.	Registration Statement No. 33-78150 filed April 26, 1994;

3.	Registration Statement No. 33-78158 filed April 26, 1994;

4.	Registration Statement No. 333-2752 filed March 25, 1996;

5.	Registration Statement No. 333-2754 filed March 25, 1996;

6.	Registration Statement No. 333-2756 filed March 25, 1996;

7.	Registration Statement No. 333-32013 filed July 24, 1997;

8.	Registration Statement No. 333-69457 filed December 22, 1998;

9.	Registration Statement No. 333-95291 filed January 24, 2000;

10.	Registration Statement No. 333-60484 filed May 8, 2001;

11.	Registration Statement No. 333-103497 filed February 28, 2003; and

12.	Registration Statement No. 333-117626 filed July 23, 2004.

SIGNATURE
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the Registration Statements with respect to the QUALCOMM Incorporated 1991 Stock Option Plan, the 1998 Non-Employee Directors’ Stock Option Plan and the 2001 Non-Employee Directors’ Stock Option Plan to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on April 24, 2008.

QUALCOMM Incorporated
By:	/s/ Paul E. Jacobs
Paul E. Jacobs, Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY
     The officers and directors of QUALCOMM Incorporated whose signatures appear below, hereby constitute and appoint PAUL E. JACOBS and WILLIAM E. KEITEL, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned this post-effective amendment to the Registration Statements on Form S-8 with respect to the QUALCOMM Incorporated 1991 Stock Option Plan, the 1998 Non-Employee Directors’ Stock Option Plan and the 2001 Non-Employee Directors’ Stock Option Plan and any amendment or amendments thereto, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Paul E. Jacobs Paul E. Jacobs	Chief Executive Officer and Director (Principal Executive Officer)	April 24, 2008

/s/ William E. Keitel William E. Keitel	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 24, 2008

/s/ Irwin Mark Jacobs Irwin Mark Jacobs	Chairman of the Board	April 24, 2008

/s/ Barbara T. Alexander Barbara T. Alexander	Director	April 24, 2008

/s/ Raymond V. Dittamore Raymond V. Dittamore	Director	April 24, 2008

/s/ Robert E. Kahn Robert E. Kahn	Director	April 24, 2008

/s/ Duane A. Nelles Duane A. Nelles	Director	April 24, 2008

/s/ Brent Scowcroft Brent Scowcroft	Director	April 24, 2008

/s/ Marc I. Stern Marc I. Stern	Director	April 24, 2008